UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2023
Anterix Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)
(973) 771-0300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC
(NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2023, the Board of Directors (the “Board”) of Anterix Inc. (the “Company”), based on the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board to ten directors and appointed Thomas Kuhn as a director and Vice Chairman of the Board, effective immediately. Mr. Kuhn was also appointed to the Nominating and Corporate Governance Committee of the Board.

Prior to his retirement at the end of 2023, Mr. Kuhn served as President & CEO of the Edison Electric Institute (“EEI”), the trade association representing all U.S. investor-owned electric companies, since 1990. Previously, he served as Chief Operating Officer of EEI from 1988 to 1990 and executive vice president from 1985 to1988. Before joining EEI, Mr. Kuhn was president of the American Nuclear Energy Council (the “Council”), which represented almost all the companies in the commercial nuclear power industry. He joined the Council in 1975 as vice president, government affairs, and became president in 1983. From 1972 to 1975, Mr. Kuhn headed the energy section of the investment banking firm Alex Brown and Sons. Prior to that, from 1970 to 1972, he was White House Liaison Officer to the Secretary of the Navy. Mr. Kuhn previously served on the Secretary of Energy's Advisory Board and the Board of the U.S. Chamber of Commerce. He also has served on the boards of the Alliance to Save Energy, the United States Energy Association, and the U.S. Navy Memorial Foundation. He is Chairman Emeritus of the Committee of 100 of the U.S. Chamber of Commerce, the American Society of Association Executives (ASAE), and the National Multiple Sclerosis Society. Mr. Kuhn holds a Bachelor of Science degree in economics from Yale University and served as a Naval Officer following his graduation. He also earned a Master of Business Administration from George Washington University.

As a non-employee director of the Company, Mr. Kuhn will receive compensation for his service as described in the “Director Compensation” section of the Company’s 2023 Proxy Statement. For his service as Vice Chair he will also receive an annual equity-based award in the form of restricted stock valued at $50,000. Additionally, in connection with his onboarding and in consideration of Mr. Kuhn’s expected significant leadership and strategic contributions to the Company and the Board, the Board on the recommendation of the Compensation Committee of the Board also awarded Mr. Kuhn a one-time award of options to purchase common stock of the Company valued at $1,000,000 (the “Onboarding Grant”) on January 3, 2024. The Onboarding Grant will vest one-third each year over a three-year period, subject to continued service or accelerated vesting as set forth in the award agreement. The Company’s form of option award agreement for non-employee directors used in connection with the Onboarding Grant is filed herein as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company also entered into an Indemnification Agreement with Mr. Kuhn. The Indemnification Agreement provides for indemnification and advancement of litigation and other expenses to Mr. Kuhn to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries. The Company filed its form of indemnification agreement with the SEC on December 19, 2014 as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference.

There are no family relationships between Mr. Kuhn and any of the Company’s directors or executive officers and Mr. Kuhn does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Mr. Kuhn was named a director.

Item 7.01 Regulation FD Disclosure

On January 3, 2023, the Company issued a press release announcing the appointment of Mr. Kuhn. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 3, 2024
10.1	Form of Non-Employee Director Option Award
10.2
Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 19, 2014).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: January 4, 2024	/s/ Gena L. Ashe
Gena L. Ashe
Chief Legal Officer and Corporate Secretary